UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2019

PHI Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-9827	84-2513763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (337) 235-2452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

As previously disclosed, on March 14, 2019, PHI, Inc. (“Old PHI”) and its principal U.S. subsidiaries (together with Old PHI, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code.

On August 2, 2019, the Bankruptcy Court issued a written order (the “Confirmation Order”) confirming the Debtors’ Third Amended Joint Plan of Reorganization, as previously supplemented and as modified by the Confirmation Order (the “Confirmed Plan”). On August 29, 2019, the Bankruptcy Court issued a written order (the “Modification Order”) approving the Debtors’ motion to modify the Confirmed Plan (as so modified, the “Plan”) to authorize the payment of cash to holders of less than 250 shares of Old PHI common stock. On September 4, 2019 (the “Effective Date”), the Plan became effective in accordance with its terms, and the Debtors emerged from bankruptcy under the Chapter 11 Cases.

As of the Effective Date, all of Old PHI’s previously outstanding equity interests, including shares of its voting and non-voting common stock (the “Old Common Stock”), and its unsecured 5.25% Senior Notes due 2019 (the “Old Notes”) were cancelled and extinguished.

Pursuant to the Plan, the Debtors effectuated certain restructuring transactions (the “Restructuring”). In connection with the Restructuring, (i) Old PHI formed PHI Group, Inc., a Delaware corporation, initially as its wholly owned subsidiary (“PHI Group”), (ii) PHI Group formed PHI Corporate, LLC, a Delaware limited liability company, as its wholly owned subsidiary (“PHI Corporate”), and (iii) PHI Corporate formed PHI Merger Sub, Inc., a Louisiana corporation, as its wholly owned subsidiary (“PHI Merger Sub”). On the Effective Date, PHI Merger Sub merged into Old PHI, which resulted in, among other things, PHI Group becoming the ultimate corporate parent of the Debtors and their affiliates. Consequently, PHI Group became the successor issuer to Old PHI pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Item 8.01 hereof includes further information about the Restructuring. As used herein, the “Company” or “we” refers to either Old PHI or PHI Group, as the successor issuer, as the context requires.

Subject to certain exceptions relating to the payment of cash to settle certain claims for $25,000 or less (“Convenience Claims”), the holders of Allowed General Unsecured Claims (including the Old Notes) and Aircraft Lessor Claims (each as defined in the Plan) received under the Plan their pro rata share of newly-issued common stock of PHI Group (the “New Common Stock”) or a combination of New Common Stock and warrants to acquire such stock (the “Creditor Warrants”) to the extent such New Common Stock could not be issued to a holder because such holder was not deemed to be a U.S. Citizen (as defined in the Plan) and the number of such shares of New Common Stock that otherwise would be issuable to persons who are not U.S. Citizens would exceed the applicable Federal Aviation Administration restrictions on foreign ownership. Under the Plan, holders of less than 250 shares of Old Common Stock will receive $0.50 per share in cash and, subject to certain exceptions (discussed below), the remaining holders of Old Common Stock received warrants (the “Equity Warrants”) issued by PHI Group exercisable for shares of New Common Stock, in each case in exchange for the cancellation of the Old Common Stock. The Equity Warrants, the Creditor Warrants and the above-described foreign ownership limits are each discussed further under Item 1.01 hereof.

Pursuant to the Plan, the following principal recapitalization transactions occurred on the Effective Date:

•

the issuance of shares of New Common Stock and Creditor Warrants to certain of the Company’s former unsecured creditors in exchange for approximately $53.7 million of new equity capital and in payment of certain commitment fees, in each case pursuant to that certain equity commitment agreement dated July 11, 2019 and discussed further in Item 8.01 hereof (the “Equity Commitment Agreement”);

•

the issuance of shares of New Common Stock and Creditor Warrants to fully equitize the holders of Allowed General Unsecured Claims (excluding those receiving cash) and Aircraft Lessor Claims in exchange for their claims;

•	the borrowing of $225 million principal amount of new term loan indebtedness, the proceeds of which were deployed principally to refinance Old PHI’s former secured debt;

•	the issuance of Equity Warrants to holders of Old Common Stock (other than those receiving cash and the Company’s former controlling shareholder) in exchange for the cancellation of their shares; and

•

cash payments estimated to be approximately $4.4 million (i) to settle Convenience Claims (or claims that holders opted to treat as Convenience Claims) and (ii) to holders of less than 250 shares of Old Common Stock.

In addition, an additional amount of shares equal to 10% of the New Common Stock (inclusive of shares of New Common Stock issuable upon exercise of the Creditor Warrants) has been reserved for issuance under the Management Incentive Plan (the “MIP”) approved under the Plan. The initial percentage of MIP equity allocable to Plan participants will be 50% of the pool of MIP shares, or 5% of the New Common Stock (inclusive of shares of New Common Stock issuable upon exercise of the Creditor Warrants). The Company’s newly-installed Board of Directors (discussed further under Item 5.02 hereof) plans to allocate this 50% portion within 60 days after the Effective Date.

As a result of these transactions, the Company’s former unsecured creditors (including certain lessors) now own all of the Company’s equity, subject to dilution in connection with future stock issuances, including issuances of incentive equity grants under the MIP and potential issuances of stock to holders of the Equity Warrants, as described in further detail below. Item 3.02 hereof includes additional information about the Company’s new capitalization.

This Form 8-K is being filed by PHI Group as the initial report of PHI Group to the SEC and as notice that PHI Group is the successor issuer to Old PHI under Rule 15d-5 of the Exchange Act. The Company intends, pursuant to Rules 12g-4(a)(1) and 12h-3 under the Exchange Act, to file certifications on Form 15 to terminate its reporting obligations under Section 13(a) of the Exchange Act and its registration under Section 12(g) of the Exchange Act, and to suspend its remaining reporting obligations under the Exchange Act, including its reporting obligations under Section 15(d) of the Exchange Act. Upon the filing of the Form 15, PHI Group’s obligation to file periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K will be suspended immediately.

All capitalized terms used herein but not otherwise defined in this Form 8-K have the meanings set forth in the Plan. Allowed General Unsecured Claims and Aircraft Lessor Claims that were exchanged for New Common Stock or Creditor Warrants under the Plan are referred to below as “Equitized Claims”.

The summary descriptions of the Plan and the Confirmation Order in this Form 8-K (this “Form 8-K”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Confirmed Plan and the Confirmation Order, which were previously filed as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2019, and are incorporated herein by reference as Exhibit 2.1 and Exhibit 99.1 into this Form 8-K, together with the Modification Order filed as Exhibit 99.2 hereto.

Additional information about the Chapter 11 Cases can be found at: https://cases.primeclerk.com/PHI.

Item 1.01 Entry into a Material Definitive Agreement.

To effectuate the reorganization of the Debtors under the Plan, PHI Group entered into several agreements on the Effective Date, including those described below.

Term Loan Facility

On the Effective Date, pursuant to the terms of the Plan, PHI Group entered an agreement providing for a five-year $225 million first lien senior secured term loan facility (the “Term Loan Facility”), on the terms and conditions summarized in the Company’s Form 8-K filed on July 24, 2019, which is incorporated herein by reference. PHI Group’s obligations under the Term Loan Facility are guaranteed by its principal domestic subsidiaries. The obligations of PHI Group and each of the guarantors are secured by a first-priority security interest in substantially all of their respective assets, excluding certain assets reserved to potentially collateralize a future asset-backed revolving credit facility. This summary (and the prior summary incorporated herein) are qualified in their entirety by reference to the full text of the Term Loan Facility, which is filed as Exhibit 10.1 to, and is incorporated by reference into, this Form 8-K.

Registration Rights Agreement

On the Effective Date, PHI Group entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Company’s former principal unsecured creditors and certain of their affiliates (the “Holders”). The Registration Rights Agreement grants rights with respect to the Registrable Securities (as defined in such agreement) held by the Holders. Following an initial public offering of the Company, the Registration Rights Agreement grants certain demand registration rights to any Holder or group of Holders holding, together with their affiliates, at least 15% of the Company’s Registrable Shares, provided that such demand rights are limited to one in any six-month period for all Holders and 12 total demand rights for all Holders for the term of the Registration Rights Agreement. The Registration Rights Agreement also contains customary “piggyback” registration rights if PHI Group proposes to file a registration statement with respect to an offering of its shares. The Registration Rights Agreement will lapse on its tenth anniversary or, in certain instances, sooner.

The Registration Rights Agreement contains customary conditions, restrictions, suspension periods, blackout periods and ancillary requirements, and customary indemnification and contribution provisions. The Company will generally pay all registration expenses other than underwriting discounts and commissions.

This summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to, and is incorporated by reference into, this Form 8-K.

Creditor Warrant Agreement

In accordance with the Plan, on the Effective Date PHI Group entered into a creditor warrant agreement (the “Creditor Warrant Agreement”) with American Stock Transfer & Trust Company, LLC (the “Warrant Agent”), pursuant to which the Company issued, or caused to be reserved for issuance, the Creditor Warrants (which we previously referred to in the Plan and our prior disclosures as the “New Warrants”) to Non-U.S. Citizens who were holders of Equitized Claims.

A total of approximately 6.18 million Creditor Warrants were issued on the Effective Date to certain holders of Equitized Claims who are Non-U.S. Citizens in lieu of an equal number of shares of New Common Stock, in order to ensure that, as required by the Plan, the aggregate percentage of the outstanding shares of New Common Stock owned by Non-U.S. Citizens on or after the Effective Date did not exceed 24.9% of the Company’s outstanding New Common Stock (the “Foreign Ownership Limitation”).

The Company owns aircraft registered with the Federal Aviation Administration (“FAA”) in the United States and holds operating certificates issued by FAA pursuant to regulations promulgated under the Federal Aviation Act of 1958. The Company’s ability to own and operate such aircraft and hold such operating certificates is conditioned on, among other things, 75% or more of its voting stock being owned or controlled by U.S. Citizens. To assure compliance with this standard, the Company has maintained, and plans to continue to maintain after the Effective Date, restrictions embodied in procedural measures designed to ensure that the voting power held by Non-U.S. Citizens does not exceed the Foreign Ownership Limitation. These ownership restrictions are currently contained in the Certificate of Incorporation of PHI Group, which is described under Item 5.03 of this Form 8-K. As discussed in our prior filings, the Plan contains additional restrictions on the total number of equity securities that can be held by Non-U.S. Citizens and the total voting power that can be held by Non-U.S. Citizens who are citizens of a country not a party to an “open skies” agreement (listed on the U.S. Department of Transportation’s website).

The Creditor Warrants are immediately exercisable and have a 25-year term. During the term of the Warrants, each Warrant is exercisable for one share of New Common Stock upon payment to the Company of an exercise price of $0.001 per share (subject to adjustment under the circumstances described below), subject to restrictions contained in the Creditor Warrant Agreement and the Certificate of Incorporation limiting ownership by Non-U.S. Citizens to the Foreign Ownership Limitation. The Company will establish, as permitted under its Certificate of Incorporation and through the Warrant Agent and the Depositary Trust Company, appropriate measures to ensure compliance with these ownership limitations.

The Creditor Warrants do not grant to their holders any voting or control rights or dividend rights, or contain any negative covenants restricting the operation of the Company’s business.

Termination. All unexercised Creditor Warrants will expire, and the rights of the holders thereof to purchase shares of New Common Stock will terminate, on the first to occur of (i) the close of business on September 4, 2044 (the “Expiration Date”) or (ii) that date that all Creditor Warrants have been validly exercised, converted or cancelled, provided that certain responsibilities of the Warrant Agent will survive. On the Expiration Date, each Creditor Warrant shall be deemed to be exercised in full by the holder to the extent that the share of New Common Stock deliverable upon and at the time of such exercise will not exceed the Foreign Ownership Limitation; provided, however, that if such exercise would otherwise cause the Company to exceed the Foreign Ownership Limitation, then in lieu of issuing shares of New Common Stock in excess thereof, the Company will pay to the holder the consideration that would be payable pursuant to the Certificate of Incorporation if such excess shares of New Common Stock were issued to the holder, and then immediately redeemed, on the Expiration Date.

Adjustments. The number of shares of New Common Stock for which a Creditor Warrant is exercisable, and the exercise price per share of such Creditor Warrant, are subject to adjustment from time to time upon the occurrence of certain events, including, among other things (i) the issuance of shares of New Common Stock as a dividend or distribution to all holders of shares of New Common Stock, or a subdivision, combination, or other reclassification of the outstanding shares of New Common Stock into a greater or smaller number of shares of New Common Stock and (ii) the issuance as a dividend or distribution to all holders of shares of New Common Stock of evidences of indebtedness, securities or other assets (excluding certain cash distributions).

Third-Party Mergers or Consolidations. In the event of a merger or consolidation where (i) the acquirer is not an affiliate of the Company and (ii) all of the equity held by equity holders of the Company outstanding immediately prior thereto is extinguished or replaced by equity in a different entity, holders of Creditor Warrants will be solely entitled to receive the consideration per Creditor Warrant that is payable per share of New Common Stock pursuant to such transaction, less the applicable exercise price of the Creditor Warrant, which consideration shall be paid in the same form and in the same proportion as is payable to holders of New Common Stock. However, if the consideration is payable solely in cash, the Creditor Warrants will be extinguished and the holders thereof will be entitled to receive a cash payment for each Creditor Warrant held equal to the difference between the per-share cash consideration and the nominal exercise price per share, subject to certain exceptions.

Cashless Exercise. The Creditor Warrants will permit their holders to elect to exercise the Creditor Warrant such that no payment of cash will be required in connection with such exercise. If cashless exercise is elected, the Company shall withhold from issuance, in lieu of any cash payment for exercise, a number of shares of New Common Stock equal to the value (as of the exercise date for such Creditor Warrant) of the aggregate exercise price which would otherwise be payable in cash for all of the shares of New Common Stock for which such Creditor Warrants are being exercised, divided by the market price of a share of New Common Stock determined as of the business day immediately preceding the day the warrant exercise notice is delivered to the Warrant Agent.

This summary is qualified in its entirety by reference to the full text of the Creditor Warrant Agreement, which is filed as Exhibit 10.3 to, and is incorporated by reference into, this Form 8-K.

Equity Holder Warrant Agreement

On the Effective Date, by operation of the Plan and the Confirmation Order, PHI Group entered into an equity holder warrant agreement (the “Equity Holder Warrant Agreement”) with the Warrant Agent, pursuant to which the Company issued the Equity Warrants (which we previously referred to in the Plan and our prior disclosures as the “Old Equity Settlement Warrants”), on a pro rata basis to certain of the pre-emergence holders of the Old Common Stock.

Each Equity Warrant represents the right to purchase over a three-year term one share of New Common Stock at an exercise price of $24.98 per share, subject to adjustment as provided in the Equity Holder Warrant Agreement. On the Effective Date, the Company issued Equity Warrants to purchase an aggregate of approximately 1.69 million shares of New Common Stock, which constituted as of the Effective Date 5% of the total equity of PHI Group (calculated in the manner specified under the Plan and subject to dilution on account of future issuances of equity under the MIP or otherwise).

Similar to the Creditor Warrants, the Equity Warrants do not grant their holders any voting or control rights or dividend rights, or contain any negative covenants restricting the operation of the Company’s business. In addition, exercise of the Equity Warrants will be subject to the restrictions in PHI Group’s Certificate of Incorporation, which limit the exercise of such warrants where such exercise would cause the total number of shares held by Non-U.S. Citizens to exceed the Foreign Ownership Limitation.

Termination. All unexercised Equity Warrants will expire, and the rights of the holders thereof to purchase shares of New Common Stock will terminate, on September 4, 2022 (the “Expiration Date”), subject to extension in certain limited circumstances. Notwithstanding, the Equity Holder Warrant Agreement will terminate on any earlier date when all Equity Warrants have been exercised, redeemed or cancelled, provided that certain responsibilities of the Warrant Agent will survive.

Adjustments. The number of shares of New Common Stock for which an Equity Warrant is exercisable, and the exercise price per share of such Equity Warrant are subject to adjustment from time to time upon the occurrence of certain events, including, among other things (i) the issuance of shares of New Common Stock as a dividend or distribution to all holders of shares of New Common Stock, or a subdivision, combination, or other reclassification of the outstanding shares of New Common Stock into a greater or smaller number of shares of New Common Stock; and (ii) the issuance, on or prior to the second anniversary of the Effective Date, as a dividend or distribution to all holders of shares of New Common Stock of cash or other assets (excluding certain cash distributions).

Third-Party Mergers or Consolidations. In the event of a merger or consolidation of the Company prior to the Expiration Date that results in a change of control, the Company will make appropriate provisions to ensure that holders of Equity Warrants have the right to receive, 30 business days prior to consummation of such merger or consolidation, notice and the option to exercise their Equity Warrants. In the event of a merger or consolidation not resulting in a change of control, lawful provision will be made to entitle holders of Equity Warrants to receive from the successor entity warrants of equivalent value.

Cashless Exercise. The Equity Warrants will permit a holder thereof to elect to exercise the Equity Warrant such that no payment of cash will be required in connection with such exercise. If a cashless exercise is elected, the Company will withhold from issuance, in lieu of any cash payment for exercise, a number of shares of New Common Stock equal to the value (as of the exercise date for such Equity Warrant) of the aggregate exercise price which would otherwise be payable in cash for all of the shares of New Common Stock for which such Equity Warrants are being exercised, divided by the market price of a share of New Common Stock determined as of the business day immediately preceding the day the warrant exercise notice is delivered to the Warrant Agent.

This summary is qualified in its entirety by reference to the full text of the Equity Holder Warrant Agreement, which is filed as Exhibit 10.4 to, and is incorporated by reference into, this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On the Effective Date, by operation of the Plan:

•

all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of Old PHI, including outstanding shares of Old Common Stock, and any rights of any holder in respect thereof, were deemed cancelled; and

•	all outstanding obligations under the Old Notes and the indenture governing such notes were cancelled.

On the Effective Date, the borrowings under the Term Loan Facility were used principally to pay in full and discharge all of the Company’s indebtedness under its secured debt agreements with Thirty Two, L.L.C. and Blue Torch Finance L.L.C., each of which are described in the Company’s prior reports filed with the SEC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Term Loan Facility set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 2.06 Material Impairments.

See Item 8.01 hereof.

Item 3.02 Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the terms of the Plan, PHI Group issued an aggregate of approximately 25.88 million shares of New Common Stock, Creditor Warrants to purchase up to approximately 6.18 million shares of New Common Stock and Equity Warrants to purchase up to approximately 1.69 million shares of New Common Stock, subject to adjustment as set forth in the Creditor Warrant Agreement and Equity Warrant Agreement.

The Plan and Confirmation Order exempted the offer and sale on the Effective Date of New Common Stock and Creditor Warrants to former holders of Equitized Claims and the offer and sale on such date of the Equity Warrants from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 1145(a)(1) of the Bankruptcy Code. In addition, the Plan and Confirmation Order exempted the offer and sale on the Effective Date of New Common Stock and Creditor Warrants to the commitment parties under the Equity Commitment Agreement from the registration requirements of the Securities Act pursuant to Section 1145(a)(1) of the Bankruptcy Code and Section 4(a)(2) of the Securities Act.

The information regarding the terms governing the Creditor Warrants and Equity Warrants set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

As provided in the Plan, all notes, stock, agreements, instruments, certificates, and other documents evidencing any claim against or interest in the Debtors were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were fully released. The securities to be cancelled on the Effective Date include all of the Old Common Stock and Old Notes. For further information, see Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Form 8-K, as well as the Explanatory Note at the beginning of the this Form 8-K, all of which are incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

Prior to the Effective Date, Al A. Gonsoulin was the largest holder of the Old Common Stock. At August 30, 2019, Mr. Gonsoulin controlled approximately 70.9% of the Company’s voting common stock. As previously disclosed, under the Plan Mr. Gonsoulin will not receive any shares of New Common Stock, Creditor Warrants or Equity Warrants.

As disclosed above, on the Effective Date, all previously issued and outstanding shares of the Old Common Stock were cancelled, and the Company issued shares of New Common Stock (or, with respect to non-U.S. Citizens, a combination of New Common Stock and Creditor Warrants) to certain of its former unsecured creditors or aircraft lessors pursuant to the Plan. These issuances resulted in a change in control of the Company. For further information relating to such issuances, see Items 1.01, 1.02, 3.02, 3.03 and 5.03 of this Form 8-K, all of which are incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

Pursuant to the Plan, as of the Effective Date, the following directors resigned from the board of directors of Old PHI: Al A. Gonsoulin, Alan W. Brass, C. Russell Luigs, Richard H. Matzke and Thomas H. Murphy.

Retirement of Al A. Gonsoulin as Chief Executive Officer and Chairman of the Board

On the Effective Date, in accordance with the Plan, Al A. Gonsoulin retired from his positions as Chief Executive Officer and Chairman of the Board of Old PHI.

Appointment of Directors

Pursuant to the Plan, the following persons were appointed to the board of directors of PHI Group as of the Effective Date: Gene Davis, Allen Li, Scott McCarty and Robert P. Tamburrino, with Lance F. Bospflug, the Company’s new Chief Executive Officer, continuing to serve as a director (collectively, the “Initial Directors”).

As provided in the Plan, two additional directors are expected to be appointed to the new board of directors (the “New Board”) but neither has been selected as of the Effective Date. The Initial Directors currently plan to appoint such additional directors as soon as possible in accordance with the provisions of the Plan.

Appointment of Lance F. Bospflug as Chief Executive Officer

On the Effective Date, in accordance with the Plan, Lance F. Bospflug, age 64, was appointed as the Chief Executive Officer of the Company. Mr. Bospflug previously served as the President, Chief Operating Officer and a director of the Company. Mr. Bospflug will continue in the position of President and will perform his prior functions of Chief Operating Officer of the Company.

Mr. Bospflug first joined the Company in October 2000 as President and was appointed Chief Executive Officer and director in August 2001. In 2004, Mr. Bospflug resigned as President and Chief Executive Officer of the Company, although he continued to serve as a director. Following his 2004 resignation, he was self-employed until 2008, when the Company hired him to work on certain special projects, reporting directly to Mr. Gonsoulin. In 2009, Mr. Bospflug rejoined the Company’s executive team as its Chief Operating Officer, and was appointed President in 2010. Before joining the Company, he served as Chief Financial Officer, and from 1999 to 2000 as Chief Executive Officer, of T.L. James & Company, Inc.

With Mr. Gonsoulin’s retirement under the Plan, three of the four named executive officers of Old PHI will continue to be employed by the Company following the Effective Date—Mr. Bospflug, Trudy P. McConnaughhay, and James Hinch (the “Continuing NEOs”). As of the Effective Date, each of the Continuing NEOs will continue to receive the same compensation as in effective prior to the Effective Date, as the New Board has not yet had an opportunity to review those arrangements.

However, the Plan provides that, within 60 days after the Effective Date, the New Board will negotiate an employment agreement with each individual who participates in the Company’s key employee incentive plan (the “KEIP” and each such individual, a “KEIP Participant”), which includes each of the Continuing NEOs. If, at the end of the 60-day period, the New Board and a KEIP Participant have not mutually agreed upon the terms of his or her employment agreement, either the KEIP Participant or the New Board may terminate the KEIP Participant’s employment and the KEIP Participant will be entitled to receive severance equal to 100% of his or her annual base salary (the “Severance Payment”). In addition, a KEIP Participant would also be entitled to the Severance Payment if the New Board terminates him or her without cause during the 60-day period or before reaching agreement on an employment agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan, PHI Group filed the First Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, PHI Group adopted the By-laws (the “By-laws”).

The following descriptions of the Certificate of Incorporation and the By-laws do not purport to be complete and are subject to and qualified by the full texts of the Certificate of Incorporation and the By-laws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to, and are incorporated by reference into, this Form 8-K. Additionally, the General Corporation Law of the State of Delaware (the “DGCL”) may contain provisions that affect the rights of the holders of the capital stock of the Company.

Capital Stock. The Company’s authorized capital stock consists of 101,000,000 shares, consisting of 100,000,000 shares of New Common Stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

Dividends. The holders of shares of New Common Stock and preferred stock will be entitled to dividends, if any, in the amounts and at the times declared by the Company’s Board in its discretion out of any assets or funds of the Company legally available for the payment of dividends.

Voting. Each holder of shares of the New Common Stock is entitled to one vote for each share of the New Common Stock on all matters presented to the stockholders of the Company, including the election of directors. Each director will be elected by a plurality vote. All other matters at a meeting of stockholder where a quorum exists will be approved if the votes cast in favor exceed the votes cast opposing the matter. Stockholder may act by written consent signed by holders having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted.

Amendment of the By-laws. Under Delaware law, the power to adopt, amend or repeal by-laws is conferred upon the stockholders. As permitted under the DGCL, the Certificate of Incorporation also confers upon the board of directors the power to adopt, amend or repeal the By-laws. The By-laws grant the Board or the stockholders the power to adopt, amend and repeal the By-laws on the affirmative vote of a majority of the directors then in office or the shareholders owning a majority of the total voting power entitled to vote on in an election of directors.

Special Meetings of Stockholders. The By-laws permit the stockholders to call special meetings of stockholders only if called by the holders of at least 20% of the total voting power of all the shares of the Company entitled to vote generally in the election of directors.

Other Limitations on Stockholder Actions. Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. In the case of an annual meeting, such notice is required no sooner than 120 days and no later than 90 days before the first anniversary of the immediately preceding annual meeting, and, in the case of a special meeting, such notice is required no later than 60 days before the meeting. The By-laws provide detailed procedures for the notice of business and nomination of directors and the conduct of meetings.

Record Date. The record date to determine who is entitled to notice of and to participate in a meeting will be no more than 60 and no less than 10 days before a meeting of stockholders. The By-laws provide for a dual record date, in which the Board may establish a separate voting record date to determine the shareholders actually entitled to vote.

Board of Directors. The Board of Directors will consist of such number determined from time to time by resolution of the Board; provided that there will be no more than 15 directors. On the Effective Date, the Board consisted of five members, but, as noted under Item 5.02 hereof, is expected to be increased to seven. At all times the Chief Executive Officer shall be a member of the Board and at least two-thirds of the Board shall be U.S. Citizens. The terms of the directors will run until a successor is duly elected and qualified or earlier death, resignation, removal or incapacity of the director. At each annual meeting of stockholders, all director seats are up for election.

The By-laws provide that any action required or permitted to be taken by the Board at a duly called meeting may be taken by the unanimous written consent of the Board.

Limitation of Liability and Indemnification of Officers and Directors. The Certificate of Incorporation provides that no director shall be personally liable to the Company or the stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Certificate of Incorporation provides for mandatory indemnification of the Company’s directors and requires the mandatory advancement of expenses and coverage of amounts paid in settlement without the approval of the Company. The directors have the right to sue if the Company does not pay upon a written demand within 30 days (or 20 days in the case of a claim for advancement of expenses).

Business Combination Under Delaware Law. The Company has expressly elected not to be governed by Section 203 of the DGCL in the Certificate of Incorporation, which governs business combinations with interested stockholders.

Exclusive Forum. The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery shall not have jurisdiction, another state or federal court located within the state of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to the DGCL, the Certificate of Incorporation or the By-laws, or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the foregoing forum selection provisions.

Limitations on Ownership by Non-U.S. Citizens. To ensure the continuing ability of the Company to comply with the requirements of the Federal Aviation Laws, the Company’s Certificate of Incorporation includes provisions restricting ownership by Non-U.S. Citizens of the Company’s capital stock. As noted above, Federal Aviation Laws prohibit persons who are Non-U.S. Citizens, either individually or in the aggregate, from owning or controlling 25% or more of the Company’s voting stock. The Company’s Certificate of Incorporation contains restrictions and protections designed to ensure the Company is a United States Citizen under the Federal Aviation Act. These restrictions and protections prohibit the acquisition of shares or the exercise of warrants where such acquisition or exercise would cause the aggregate voting power held by Non-U.S. Citizens to exceed 24.9%. These restrictions and protections further provide the Board authority to redeem any share of common stock that is owned by Non-U.S. Citizens that would result in ownership of voting shares by Non-U.S. Citizens exceeding in the aggregate the permitted percentage. For additional information about these restrictions, see Item 1.01 hereof.

Corporate Opportunity. If a director of the Company who is also a partner, employee, or other affiliate of an entity that is a holder of the Company’s equity securities and that is in the business of investing in other entities (a “Fund”) acquires knowledge of a potential transaction that may be a corporate opportunity for both the Company and such Fund, the Company’s Certificate of Incorporation provides that such opportunity shall belong to the Fund (unless such opportunity was expressly offered to such person solely in his or her capacity as a director of the Company), and such director shall be deemed under the Certificate of Incorporation to have satisfied his or her fiduciary duty to the Company and its stockholders if such director acts in good faith in accordance with the policy expressed in this provision of the Certificate of Incorporation.

Preemptive Rights. Under the Company’s Certificate of Incorporation, each stockholder that, collectively with its affiliates, beneficially owns more than 5% of the New Common Stock will have a preemptive right to purchase its pro rata portion of any new equity securities (as defined in such certificate) that the Company or its subsidiaries propose to sell or issue prior to the earlier of the date the Company elects to list its common stock on a national securities exchange or completes an initial public offering of its common stock. These rights are subject to various terms, conditions, restrictions and exceptions, each of which are set forth in the Company’s Certificate of Incorporation.

Item 8.01 Other Events.

On the Effective Date, the Company consummated the transactions contemplated under the Equity Commitment Agreement, including the share issuances referenced in the Explanatory Note to this Form 8-K. For additional information on these transactions, see the Equity Commitment Agreement, which is incorporated by reference into this Form 8-K as Exhibit 10.5, and the Company’s Current Report on Form 8-K filed July 17, 2019 with the SEC, which is also incorporated herein by reference.

On September 4, 2019, the Company issued a press release announcing its emergence from the Chapter 11 Cases. A copy of the press release is filed as Exhibit 99.3 to, and incorporated by reference into, this Form 8-K.

The Total Enterprise Value of the Reorganized Debtors (as defined, disclosed and determined in accordance with the Plan) is $487.5 million, which is substantially less than the value of the consolidated assets of the Company as reflected in its most recently-prepared balance sheet. As such, the Company currently expects that it will write-down the value of certain of its assets during the balance of the year, although the timing and magnitude of any such write-downs are currently unknown.

As noted in the Explanatory Note above, PHI Group intends to take steps to deregister its securities and suspend its duty to file reports under Section 13(a) or 15(d) of the Exchange Act. The decision of the Company’s Board of Directors to take these actions was based on the consideration of numerous factors, including among others (i) the direct and indirect costs incurred by the Company each year in connection with preparing and filing periodic reports with the SEC, including the expenses of professionals and (ii) the benefits of permitting senior management of the Company to spend less time on report preparation, which will allow them to devote full time and attention to the Company’s strategy and operations.

Pursuant to the Restructuring, (i) Old PHI converted into a Louisiana limited liability company and changed its name to PHI Aviation, LLC, (ii) PHI Air Medical, L.L.C., a Louisiana limited liability company, changed its name to PHI Health, LLC and (iii) various other steps were taken to better align the Company’s various operating subsidiaries with its three operating segments.

Cautionary Statements

Caution Concerning Forward-Looking Statements. This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical fact are “forward-looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. When used herein, the words

“anticipates,” “expects,” “believes,” “seeks,” “hopes,” “intends,” “plans,” “projects,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond the Company’s control. These forward-looking statements, and the assumptions on which they are based, (i) are not guarantees of future events, (ii) are inherently speculative and (iii) are subject to significant risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by the Company in those statements if one or more of these risks or uncertainties materialize, or if the Company’s underlying assumptions prove incorrect. All of the Company’s forward-looking statements are qualified in their entirety by reference to the Company’s discussion of certain important factors that could cause the Company’s actual results to differ materially from those anticipated, estimated, projected or implied in those forward-looking statements.

Factors that could cause the Company’s results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, the Company’s ability to achieve its stated goals, including those specified in the Plan, the Company’s ability to implement operational improvement efficiencies, uncertainty regarding the Company’s ability to obtain additional capital in the future, uncertainty regarding the Company’s ability to attract and retain key personnel, uncertainty regarding the Company’s ability to retain its customer and vendor relationships, illiquidity in the trading of the Company’s newly-issued New Common Stock, as well as other risks referenced in the Company’s prior filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company, that arise in the future or that are not specific to the Company could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned not to unduly rely upon the Company’s forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Further, the Company may make changes to its intentions or plans at any time, without notice and for any reason. For these reasons, the Company can provide no assurances as to the ultimate return on investment on any of the newly-issued securities of PHI Group referenced in this Form 8-K.

The filing of this Form 8-K (including the exhibits hereto) shall not be deemed an admission as to the materiality of any information included or incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Debtors’ Third Amended Joint Plan of Reorganization, dated June 18, 2019 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on August 6, 2019), as modified by the Modification Order filed as Exhibit 99.2 to this Form 8-K.

3.1	First Amended and Restated Certificate of Incorporation of PHI Group, Inc.

3.2	By-laws of PHI Group, Inc.

10.1	Term Loan Credit Agreement, dated September 4, 2019, by and among the Company, the guarantor parties thereto, the lender parties thereto and Credit Suisse AG, as administrative agent and collateral agent.

10.2	Registration Rights Agreement, dated as of September 4, 2019, by and among the Company and the Holders who are party thereto.

10.3	Creditor Warrant Agreement, dated as of September 4, 2019, between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent.

10.4	Equity Holder Warrant Agreement, dated as of September 4, 2019, between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent.

10.5	Equity Commitment Agreement, dated as of July 11, 2019, among the Debtors and the Commitment Parties thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on July 17, 2019).

99.1	Order Approving Debtors’ Disclosure Statement and Confirming the Debtors’ Third Amended Joint Plan of Reorganization, as entered by the Bankruptcy Court on August 2, 2019 (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed on August 6, 2019).

99.2	Modification Order, as entered by the Bankruptcy Court on August 29, 2019.

99.3	Press release issued by the Company, dated as of September 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, PHI Group, Inc. and PHI, Inc. have duly caused this Form 8-K to be signed on their behalf by the undersigned hereunto duly authorized.

PHI Group, Inc.

Date: September 5, 2019	By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Chief Financial Officer and Secretary